Exhibit 99.2

WebMD CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Three Months Ended
	March 31,
	2005	2004
Revenue	$303,934	$271,214
Costs and expenses:
Cost of operations	172,163	162,642
Development and engineering	14,640	11,096
Sales, marketing, general and administrative	82,137	76,994
Depreciation and amortization	16,504	12,585
Legal expense	4,160	2,037
Loss on investments	3,832	84
Interest income	4,321	5,483
Interest expense	4,781	4,748
Other income, net	—	121

Income before income tax provision	10,038	6,632
Income tax provision	189	931

Net income	$9,849	$5,701

Net income per common share:
Basic	$0.03	$0.02

Diluted	$0.03	$0.02

Weighted-average shares outstanding used in computing net income per common share:
Basic	325,334	311,011

Diluted	335,689	327,402

WebMD CORPORATION
CONSOLIDATED SEGMENT INFORMATION
(In thousands, except per share data, unaudited)

	Three Months Ended
	March 31,
	2005	2004
Revenues
WebMD Business Services	$185,733	$163,779
WebMD Practice Services	73,018	71,006
WebMD Health	33,575	26,309
Porex	19,856	18,421
Inter-segment eliminations	(8,248)	(8,301)

	$303,934	$271,214

Income before taxes, non-cash and other items
WebMD Business Services	$38,253	$29,850
WebMD Practice Services	4,397	1,351
WebMD Health	4,851	4,542
Porex	5,397	5,042
Corporate	(13,626)	(13,305)
Interest income	4,321	5,483
Interest expense	(4,781)	(4,748)

	38,812	28,215
Basic income per common share before taxes, non-cash and other items (a)	$0.12	$0.09

Diluted income per common share before taxes, non-cash and other items (a)	$0.12	$0.09

Taxes, non-cash and other items (b)
Depreciation and amortization	(16,504)	(12,585)
Amortization of prepaid content and services (included in cost of operations)	—	(255)
Amortization of prepaid content and services (included in sales, marketing, general and administrative)	(2,627)	(5,038)
Non-cash stock compensation (included in sales, marketing, general and administrative)	(1,651)	(1,705)
Legal expense	(4,160)	(2,037)
Loss on investments	(3,832)	(84)
Income tax provision	(189)	(931)
Other income, net	—	121

Net income	$9,849	$5,701

Net income per common share:
Basic	$0.03	$0.02

Diluted	$0.03	$0.02

Weighted-average shares outstanding used in computing net income per common share:
Basic	325,334	311,011

Diluted	335,689	327,402

(a)	Basic and diluted income per common share before taxes, non-cash and other items are based on the weighted-average shares outstanding used in computing basic and diluted income per common share.

(b)	Reconciliation of income before taxes, non-cash and other items to net income.

WebMD CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	March 31,	December 31,
	2005	2004
Assets
Cash and cash equivalents	$42,754	$46,019
Short-term investments	130,690	61,675
Accounts receivable, net	231,450	214,437
Inventory	13,844	13,978
Prepaid expenses and other current assets	38,421	40,613

Total current assets	457,159	376,722

Marketable debt securities	396,220	511,864
Marketable equity securities	3,331	4,017
Property and equipment, net	93,778	89,677
Goodwill	1,030,948	1,010,564
Intangible assets, net	263,074	260,509
Other assets	45,815	48,871

	$2,290,325	$2,302,224

Liabilities and Stockholders’ Equity
Accounts payable	$8,423	$17,366
Accrued expenses	161,588	201,528
Deferred revenue	122,866	109,533

Total current liabilities	292,877	328,427

Convertible subordinated notes	649,999	649,999
Other long-term liabilities	1,236	1,283

Convertible redeemable exchangeable preferred stock	98,357	98,299

Stockholders’ equity	1,247,856	1,224,216

	$2,290,325	$2,302,224

WebMD CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Three Months Ended
	March 31,
	2005	2004
Cash flows from operating activities:
Net income	$9,849	$5,701
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,504	12,585
Amortization of debt issuance costs	726	746
Non-cash content and distribution services	2,627	5,293
Non-cash stock-based compensation	1,651	1,705
Bad debt expense	2,283	1,472
Loss on investments	3,832	84
Gain on sale of property and equipment	—	(121)
Changes in operating assets and liabilities:
Accounts receivable	(17,554)	(2,778)
Inventory	134	202
Prepaid expenses and other, net	2,931	6,337
Accounts payable	(8,631)	(1,548)
Accrued expenses	(106)	(3,177)
Deferred revenue	8,711	3,155

Net cash provided by operating activities	22,957	29,656
Cash flows from investing activities:
Proceeds from maturities and sales of available-for-sale securities	45,846	464,352
Purchases of available-for-sale securities	(2,550)	(285,351)
Purchases of property and equipment	(11,892)	(6,568)
Proceeds received from sale of property and equipment	400	417
Cash paid in business combinations, net of cash acquired	(70,775)	(70)

Net cash (used in) provided by investing activities	(38,971)	172,780
Cash flows from financing activities:
Proceeds from issuance of common stock	13,170	10,885
Net proceeds from issuance of preferred shares	—	98,115
Payments of notes payable and other	(63)	(95)
Purchases of treasury stock	—	(4,877)

Net cash provided by financing activities	13,107	104,028
Effect of exchange rates on cash	(358)	(194)

Net (decrease) increase in cash and cash equivalents	(3,265)	306,270
Cash and cash equivalents at beginning of period	46,019	39,648

Cash and cash equivalents at end of period	$42,754	$345,918